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                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the previously filed registration statements on Form S-3 (number 33-61223) and on Form S-8 (numbers 33-44575; 33-29174; 2-95271; 2-51637;
2-54043; 2-59535; 2-68747; 2-78831; 33-55083; 33-55083-01; 33-55083-02;
333-28229; 333-28229-01; 333-28229-02; 333-55717; 333-55717-01; and 333-55717-02
of our report dated May 8, 1998, incorporated by reference to the Joint Annual Report of Centex Corporation, 3333 Holding Corporation and Subsidiary and Centex Development Company, L.P. on Form 10-K for the fiscal year ended March 31, 1998, and to all references to our firm included in these registration statements.

Arthur Andersen LLP


Dallas, Texas
       June 22, 1998